Exhibit 5.1

140 Scott Drive
Menlo Park, California 94025
Tel: +1.650.328.4600 Fax: +1.650.463.2600
www.lw.com

FIRM / AFFILIATE OFFICES
	Abu Dhabi	Milan
	Barcelona	Moscow
	Beijing	Munich
	Boston	New Jersey
	Brussels	New York
	Chicago	Orange County
	Doha	Paris
August 11, 2014	Dubai	Riyadh
	Düsseldorf	Rome
	Frankfurt	San Diego
	Hamburg	San Francisco
	Hong Kong	Shanghai
	Houston	Silicon Valley
EPIRUS Biopharmaceuticals, Inc.	London	Singapore
600 Boylston Street, 11th Floor	Los Angeles	Tokyo
Boston, MA 02116	Madrid	Washington, D.C.

Re:	Registration Statement on Form S-8;
4,152,042 shares of Common Stock, par value $0.001 per share

Ladies and Gentlemen:

We have acted as special counsel to EPIRUS Biopharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company of (i) 1,152,042 shares (the “Assumed Shares”) of common stock, par value $0.001 per share (“Common Stock”), of the Company issuable pursuant to outstanding equity awards assumed by the Company pursuant to the terms of that certain Agreement and Plan of Merger and Reorganization dated as of April 15, 2014 by and among the Company, the former entity EPIRUS Biopharmaceuticals, Inc., a private company (the “Former Entity”), and BRunning, Inc. (the “Merger Agreement”) and (ii) 3,000,000 shares of Common Stock (together with the Assumed Shares, the “Shares”) that may be issued pursuant to the Company’s Amended and Restated 2004 Equity Incentive Plan, as amended (the “2004 Plan”). Pursuant to the Merger Agreement, the Company assumed the outstanding equity awards of the Former Entity under its Fourteen22, Inc. 2011 Equity Incentive Plan, as amended (together with the 2004 Plan, the “Plans”). The Shares are included in a registration statement on Form S-8 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on August 11, 2014 (the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”) and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the holders and have been issued by the Company for legal consideration in excess of par value in the circumstances contemplated by the Plans, assuming in each

August 11, 2014

case that the individual grants or awards under the Plans have been duly authorized by all necessary corporate action and duly granted or awarded and exercised in accordance with the requirements of law and the Plans (and the agreements and awards duly adopted thereunder and in accordance therewith), the issuance and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP